Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-152078) of OneBeacon U.S. Holdings, Inc. of our report dated March 13, 2009 relating to the financial statements and financial statement schedules which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York

March 13, 2009